Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter's, Inc. Reports Fourth Quarter and Fiscal 2013 Results

•	Fourth Quarter Net Sales $770 Million, Up 12%

•	Fourth Quarter EPS $0.78, Down 4%; Adjusted EPS $1.02, Up 14%

•	Fiscal 2013 Net Sales $2.6 Billion, Up 11%

•	Fiscal 2013 EPS $2.75, Up 2%; Adjusted EPS $3.37, Up 18%

•	Returned $482 Million to Shareholders Via Share Repurchases and Dividends in 2013

•	Board of Directors Authorizes Quarterly Dividend Increase of 19% to $0.19 Per Share

ATLANTA, February 26, 2014 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its fourth quarter and fiscal 2013 results.

“Carter's achieved its 25th consecutive year of sales growth in 2013. This performance reflects our focus on providing consumers with the best value and experience in young children’s apparel, extending the reach of our brands, and improving profitability,” said Michael D. Casey, Chairman and Chief Executive Officer.  “We are planning good growth in sales and earnings in 2014, driven by our direct-to-consumer businesses in the U.S. and Canada."

Fourth Quarter of Fiscal 2013 compared to Fourth Quarter of Fiscal 2012

Consolidated net sales increased $80.4 million, or 11.7%, to $769.7 million.  Net domestic sales of the Company’s Carter’s brands increased $50.2 million, or 9.7%, to $567.2 million.  Net domestic sales of the Company’s OshKosh B’gosh brand increased $8.7 million, or 8.1%, to $116.1 million.  Net international sales increased $21.4 million, or 33.0%, to $86.3 million. Foreign currency translation negatively impacted net international sales by approximately $3.5 million, or 5.4%.

Operating income in the fourth quarter of fiscal 2013 decreased $5.0 million, or 6.3%, to $73.4 million, compared to $78.4 million in the fourth quarter of fiscal 2012.  Fourth quarter fiscal 2013 operating income includes expenses totaling approximately $21.0 million related to the previously-announced office consolidation; the amortization associated with the previously-announced acquisition of tradenames; the costs to exit retail operations in Japan, as discussed further below; the previously-announced Hogansville, Georgia distribution center closure; and the revaluation of contingent consideration associated with the acquisition of Bonnie Togs in 2011. Fourth quarter fiscal 2012 operating income included expenses totaling approximately $7.5 million related to the office consolidation; the revaluation of the Bonnie Togs contingent consideration; and the Hogansville distribution center closure. Excluding the expenses noted above in both periods, adjusted operating income in the fourth quarter of fiscal 2013 increased $8.5 million, or 10.0%, to $94.4 million, compared to $85.9 million in the fourth quarter of fiscal 2012.

Net income in the fourth quarter of fiscal 2013 decreased $5.9 million, or 12.2%, to $42.7 million, or $0.78 per diluted share, compared to $48.7 million, or $0.81 per diluted share, in the fourth quarter of fiscal 2012.  Excluding the expenses noted above in both periods, adjusted net income in the fourth quarter of fiscal 2013 increased $2.5 million, or 4.6%, to $56.2 million, compared to $53.7 million in the fourth quarter of fiscal 2012. Adjusted earnings per diluted share in the fourth quarter of fiscal 2013 increased 14.0% to $1.02, compared to $0.89 per diluted share in the fourth quarter of fiscal 2012.

Business Segment Results (Fourth Quarter of Fiscal 2013 compared to Fourth Quarter of Fiscal 2012)

Carter’s Segments
Carter’s retail segment sales increased $40.2 million, or 15.8%, to $295.3 million. The increase was driven by incremental sales of $22.5 million from new retail store openings and $18.7 million from eCommerce. This growth was partially offset by $0.5 million in lower sales due to retail store closings and a $0.5 million decrease in comparable retail store sales. Carter's direct-to-consumer comparable sales, defined as the combination of retail store and eCommerce comparable sales, increased 7.3%, comprised of eCommerce comparable sales growth of 48.3% and a retail store comparable sales decline of 0.2%. In the fourth quarter of fiscal 2013, the Company opened 21 Carter’s retail stores in the United States. As of the end of the fourth quarter of fiscal 2013, the Company operated 476 Carter’s retail stores in the United States.

Carter’s wholesale segment sales grew $10.0 million, or 3.8%, to $271.9 million, principally driven by growth in the Carter's brand.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $6.7 million, or 7.5%, to $95.6 million. The increase reflects incremental sales of $6.2 million from eCommerce and $4.6 million from new retail store openings. The increases were partially offset by $2.7 million attributed to retail store closings and a $1.5 million decline in comparable retail store sales. OshKosh direct-to-consumer comparable sales increased 5.5%, comprised of eCommerce comparable sales growth of 46.5% and a retail store comparable sales decline of 2.1%. In the fourth quarter of fiscal 2013, the Company opened 11 OshKosh retail stores in the United States.  As of the end of the fourth quarter of fiscal 2013, the Company operated 181 OshKosh retail stores in the United States.

OshKosh wholesale segment sales increased $2.1 million, or 11.3%, to $20.5 million.

International Segment
International segment sales increased $21.4 million, or 33.0%, to $86.3 million, principally driven by the Company's retail store and wholesale businesses in Canada. Our retail operations in Japan, which are not comparable to the prior year period, contributed $3.8 million to international segment sales. As noted above, foreign currency translation negatively impacted international segment net sales by approximately $3.5 million. In the fourth quarter of fiscal 2013, the Company opened six retail stores in Canada.  As of the end of the fourth quarter of fiscal 2013, the Company operated 102 retail stores in Canada.

In the first quarter of 2013, we assumed control of retail operations in Japan, previously managed by a licensee.  In fiscal 2013, our retail operations in Japan generated net sales of $15.9 million and an operating loss of $11.3 million, which includes exit costs of $4.1 million.  In the fourth quarter of 2013, we decided to exit those operations based on revised forecasts which do not meet our investment objectives.

Fiscal 2013 compared to Fiscal 2012
Consolidated net sales increased $257.0 million, or 10.8%, to $2.6 billion.  Net domestic sales of the Company’s Carter’s brands increased $189.2 million, or 10.5%, to $2.0 billion.  Net domestic sales of the Company’s OshKosh B’gosh brand increased $0.8 million, or 0.2%, to $363.9 million.  Net international sales increased $67.0 million, or 30.7%, to $285.3 million. Foreign currency translation negatively impacted net international sales by approximately $6.8 million, or 3.1%.

Operating income in fiscal 2013 increased $2.2 million, or 0.8%, to $264.2 million, compared to $262.0 million in fiscal 2012.  Operating income for fiscal 2013 includes expenses totaling approximately $55.7 million incurred in connection with the office consolidation; amortization of acquired tradenames; costs to exit retail operations in Japan; revaluation of the Bonnie Togs contingent consideration; and Hogansville distribution center closure. Operating income in fiscal 2012 included expenses totaling approximately $13.1 million related to costs associated with the office consolidation; the revaluation of the Bonnie Togs contingent consideration; and the Hogansville distribution center closure. Excluding the expenses noted above in both periods, adjusted operating income in fiscal 2013 increased $44.8 million, or 16.3%, to $319.8 million, compared to $275.1 million in fiscal 2012.

Net income in fiscal 2013 decreased $0.7 million, or 0.5%, to $160.4 million, or $2.75 per diluted share, compared to $161.2 million, or $2.69 per diluted share, in fiscal 2012.  Excluding the expenses noted above in both periods, adjusted net income in fiscal 2013 increased $25.8 million, or 15.1%, to $196.5 million, compared to adjusted net income of $170.7 million in fiscal 2012. Adjusted diluted earnings per share in fiscal 2013 increased 18.2% to $3.37, compared to $2.85 per diluted share in fiscal 2012.

Cash flow from operations in fiscal 2013 was $209.7 million compared to cash flow from operations of $278.6 million in fiscal 2012.  The decrease was driven by changes in net working capital.

Business Segment Results (Fiscal 2013 compared to Fiscal 2012)

Carter’s Segments
Carter’s retail segment sales increased $135.3 million, or 16.5%, to $954.2 million, driven by incremental sales of $79.1 million generated by new retail store openings, $54.6 million generated by eCommerce sales, and a comparable retail store sales increase of $6.8 million, partially offset by the impact of retail store closings of $5.3 million. Carter's direct-to-consumer comparable sales increased 7.7%, comprised of eCommerce comparable sales growth of 49.9% and a retail store comparable sales growth of 1.0%. In fiscal 2013, the Company opened 65 Carter’s retail stores in the United States and closed two.

Carter’s wholesale segment sales increased $54.0 million, or 5.5%, to $1,035.4 million, reflecting growth in all Carter's brands.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $6.0 million, or 2.1%, to $289.3 million, driven by incremental sales of $13.5 million generated by eCommerce sales and $11.0 million generated by new retail store openings, partially offset by the impact of retail store closings of $10.5 million and a comparable retail store sales decrease of $8.0 million.  OshKosh direct-to-consumer comparable sales increased 2.0%, comprised of eCommerce comparable sales growth of 40.9% and a retail store comparable sales decline of 3.4%. In fiscal 2013, the Company opened eighteen OshKosh retail stores in the United States and closed five.

OshKosh wholesale segment sales decreased $5.2 million, or 6.5%, to $74.6 million.

International Segment
International segment sales increased $67.0 million, or 30.7%, to $285.3 million, principally driven by our retail store and wholesale businesses in Canada and higher wholesale sales in other markets. Our retail sales in Japan, which are not comparable to the prior year, contributed $15.9 million to international segment sales. As noted above, foreign currency translation negatively impacted international segment net sales by approximately $6.8 million. In fiscal 2013, the Company opened 21 retail stores in Canada and closed one.

Dividends
In the second, third and fourth quarters of fiscal 2013, the Company's Board of Directors authorized quarterly cash dividends of $0.16 per share totaling $27.7 million.

On February 19, 2014, the Company's Board of Directors authorized a 19% increase ($0.03 per share) to the quarterly cash dividend, to $0.19 per share for payment on March 20, 2014, to shareholders of record at the close of business on March 10, 2014.

Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company's future financial performance and other considerations.

Stock Repurchase Activity

On May 9, 2013, the Company's Board of Directors authorized the Company to repurchase shares of its common stock up to $300 million, inclusive of amounts remaining under previous authorizations. On August 22, 2013, the Board of Directors approved an additional $400 million share repurchase authorization.

As previously disclosed, in August 2013, the Company entered into accelerated stock repurchase ("ASR") agreements of $400 million. During the third quarter of fiscal 2013, the Company received approximately 4.6 million shares under the ASR, which were retired upon receipt.

The ASR agreements were settled in January 2014 with the delivery to the Company of approximately one million additional shares. As of the date of settlement, total shares received under the agreements were approximately 5.6 million at an average price of $70.99 per share.

During the first three quarters of fiscal 2013, the Company repurchased 816,402 shares for $54.1 million at an average price of $66.31 in the open market. During the fourth quarter of fiscal 2013, the Company did not purchase shares in the open market due to the ASR arrangement.

As of February 25, 2014, the total remaining capacity under the Company's share repurchase authorizations was $267.2 million.

2014 Business Outlook
For fiscal 2014, the Company projects net sales to increase approximately 8% to 10% over fiscal 2013 and adjusted diluted earnings per share to increase approximately 12% to 15% compared to adjusted diluted earnings per share of $3.37 in fiscal 2013. This forecast for fiscal 2014 adjusted earnings per share excludes anticipated expenses of approximately $16 million related to the amortization of the acquired tradenames discussed above, approximately $6 million related to operating losses associated with retail operations in Japan, approximately $5 million related to the previously-announced corporate office consolidation, approximately $2 million to $3 million related to the Bonnie Togs acquisition, and other items the Company believes to be nonrepresentative of underlying business performance.

For the first quarter of fiscal 2014, the Company projects net sales to increase approximately 8% to 10% over the first quarter of fiscal 2013 and adjusted diluted earnings per share to decline approximately 10% to 15% compared to adjusted diluted earnings per share of $0.79 in the first quarter of fiscal 2013, reflecting the expected impact of higher product costs and investment spending. This forecast for first quarter fiscal 2014 adjusted earnings per share excludes anticipated expenses of approximately $6 million related to the amortization of the acquired tradenames discussed above, approximately $4 million to $5 million related to operating losses associated with retail operations in Japan, approximately $2 million related to the previously-announced corporate office consolidation, approximately $0.5 million related to the Bonnie Togs acquisition, and other items the Company believes to be nonrepresentative of underlying business performance.

Conference Call
The Company will hold a conference call with investors to discuss fourth quarter and fiscal 2013 results and its business outlook on February 26, 2014 at 8:30 a.m. Eastern Time. To participate in the call, please dial 913-312-1491. To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “Fourth Quarter 2013 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same "Investor Relations" tab by selecting the “Webcasts & Presentations” link under the “News & Events” tab. A replay of the call will be available shortly after the broadcast through March 7, 2014, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 6050323. The replay will also be archived on the Company's website.

About Carter's, Inc.
Carter's, Inc. is the largest branded marketer in the United States of apparel and related products exclusively for babies and young children. The Company owns the Carter's and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 700 Company-operated stores in the United States and Canada and on-line at www.carters.com and www.oshkoshbgosh.com. The Company's Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter's is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated financial results for the first quarter of fiscal 2014 and fiscal year 2014, or any other future period, assessment of the Company's performance and financial position, and drivers of the Company's sales and earnings growth.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include the risks of: losing one or more major customers or financial difficulties for one or more of our major customers; the Company's products not being accepted in the marketplace; changes in consumer preference and fashion trends; negative publicity; the Company failing to protect its intellectual property; the breach of the Company's consumer databases, systems or processes; incurring costs in connection with cooperating with regulatory investigations and proceedings; increased leverage, not being able to repay its indebtedness and being subject to restrictions on operations by the Company's debt agreements; increased production costs; deflationary pricing pressures; decreases in the overall level of consumer spending; disruptions resulting from the Company's dependence on foreign supply sources; the Company's foreign supply sources not meeting the Company's quality standards or regulatory requirements; disruptions in the Company's supply chain or in-sourcing capabilities resulting from sourcing through a single port or otherwise; the loss of the Company's principal product sourcing agent; increased competition in the baby and young children's apparel market; the Company being unable to identify new retail store locations or negotiate appropriate lease terms for the retail stores; the Company not adequately forecasting demand, which could, among other things, create significant levels of excess inventory; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company's intangible assets; not attracting and retaining key individuals within the organization; failure to implement needed upgrades to the Company's information technology systems; disruptions resulting from the Company's transition of distribution functions to its new Braselton facility and not achieving planned efficiencies; being unsuccessful in expanding into international markets and failing to successfully manage legal, regulatory, political and economic risks of international operations, including maintaining compliance with world-wide anti-bribery laws; incurring substantial costs as a result of various claims or pending or threatened lawsuits; and the failure to declare future quarterly dividends.  Many of these risks are further described in the most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Forward-Looking Statements."  The

Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	For the fiscal quarters ended		For the fiscal years ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Net sales	$769,655	$689,253	$2,638,711	$2,381,734
Cost of goods sold	447,232	399,364	1,543,332	1,443,786
Gross profit	322,423	289,889	1,095,379	937,948
Selling, general, and administrative expenses	258,841	222,049	868,480	713,211
Royalty income	(9,812)	(10,527)	(37,252)	(37,249)
Operating income	73,394	78,367	264,151	261,986
Interest expense	6,755	1,329	13,437	6,765
Interest income	(147)	(78)	(669)	(234)
Other expense (income), net	871	83	1,918	64
Income before income taxes	65,915	77,033	249,465	255,391
Provision for income taxes	23,167	28,341	89,058	94,241
Net income	$42,748	$48,692	$160,407	$161,150
Basic net income per common share	$0.78	$0.82	$2.78	$2.73
Diluted net income per common share	$0.78	$0.81	$2.75	$2.69

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	For the fiscal quarters ended				For the fiscal years ended
	December 28, 2013	% of Total	December 29, 2012	% of Total	December 28, 2013	% of Total	December 29, 2012	% of Total
Net sales:
Carter’s Wholesale	$271,902	35.3%	$261,860	38.0%	$1,035,420	39.2%	$981,445	41.2%
Carter’s Retail (a)	295,333	38.4%	255,145	37.0%	954,160	36.2%	818,909	34.4%
Total Carter’s	567,235	73.7%	517,005	75.0%	1,989,580	75.4%	1,800,354	75.6%
OshKosh Retail (a)	95,649	12.4%	88,984	12.9%	289,311	11.0%	283,343	11.9%
OshKosh Wholesale	20,495	2.7%	18,413	2.7%	74,564	2.8%	79,752	3.3%
Total OshKosh	116,144	15.1%	107,397	15.6%	363,875	13.8%	363,095	15.2%
International (b)	86,276	11.2%	64,851	9.4%	285,256	10.8%	218,285	9.2%
Total net sales	$769,655	100.0%	$689,253	100.0%	$2,638,711	100.0%	$2,381,734	100.0%

Operating income (loss):		% of segment net sales		% of segment net sales		% of segment net sales		% of segment net sales
Carter’s Wholesale	$47,314	17.4%	$43,550	16.6%	$185,501	17.9%	$172,673	17.6%
Carter’s Retail (a)	60,529	20.5%	52,401	20.5%	181,169	19.0%	145,940	17.8%
Total Carter’s	107,843	19.0%	95,951	18.6%	366,670	18.4%	318,613	17.7%
OshKosh Retail (a)	4,086	4.3%	5,533	6.2%	(1,433)	(0.5)%	(7,752)	(2.7)%
OshKosh Wholesale	1,867	9.1%	955	5.2%	9,796	13.1%	4,086	5.1%
Total OshKosh	5,953	5.1%	6,488	6.0%	8,363	2.3%	(3,666)	(1.0)%
International (b) (c)	13,154	15.2%	14,391	22.2%	40,641	14.2%	43,376	19.9%
Total segment operating income	126,950	16.5%	116,830	17.0%	415,674	15.8%	358,323	15.0%
Corporate expenses (d) (e) (f)	(53,556)	(7.0)%	(38,463)	(5.6)%	(151,523)	(5.7)%	(96,337)	(4.0)%
Total operating income	$73,394	9.5%	$78,367	11.4%	$264,151	10.0%	$261,986	11.0%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)
Includes charges of $0.5 million and $2.8 million for the quarter and fiscal year ended December 28, 2013, respectively, and $0.7 million and $3.6 million for the quarter and fiscal year ended December 29, 2012, respectively, associated with the revaluation of the Company’s contingent consideration. Includes a charge of $4.1 million in both the quarter and fiscal year ended December 28, 2013, related to the Company's exit from retail operations in Japan.

(d)
Corporate expenses generally include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e)	Includes the following charges:

	Fiscal quarter ended		Fiscal years ended
(dollars in millions)	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Office consolidation costs	$9.2	$6.4	$33.3	$6.4
Amortization of H.W. Carter and Sons tradenames	$6.3	$—	$13.6	$—
Closure of distribution facility in Hogansville, GA	$0.9	$0.4	$1.9	$3.1

Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	December 28, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$286,546	$382,236
Accounts receivable, net	193,611	168,046
Finished goods inventories, net	417,754	349,530
Prepaid expenses and other current assets	35,157	22,216
Deferred income taxes	37,313	35,675
Total current assets	970,381	957,703
Property, plant, and equipment, net	307,885	170,110
Tradenames	330,258	306,072
Goodwill	186,077	189,749
Deferred debt issuance costs, net	8,088	2,878
Other assets	9,795	3,597
Total assets	$1,812,484	$1,630,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	164,010	149,625
Other current liabilities	105,129	94,610
Total current liabilities	269,139	244,235
Long-term debt	586,000	186,000
Deferred income taxes	121,434	114,341
Other long-term liabilities	135,180	100,054
Total liabilities	1,111,753	644,630

Commitments and contingencies

Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at December 28, 2013 and December 29, 2012, respectively	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 54,541,879 and 59,126,639 shares issued and outstanding at December 28, 2013 and December 29, 2012, respectively	545	591
Additional paid-in capital	4,332	250,276
Accumulated other comprehensive loss	(10,082)	(11,205)
Retained earnings	705,936	745,817
Total stockholders’ equity	700,731	985,479
Total liabilities and stockholders’ equity	$1,812,484	$1,630,109

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the fiscal years ended
	December 28, 2013	December 29, 2012
Cash flows from operating activities:
Net income	$160,407	$161,150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,915	39,848
Amortization of H.W. Carter and Sons tradenames	13,588	—
Non-cash revaluation of contingent consideration	2,825	3,589
Amortization of debt issuance costs	1,049	877
Non-cash stock-based compensation expense	16,040	13,049
Income tax benefit from stock-based compensation	(11,040)	(2,760)
Loss on disposal of property, plant, and equipment	272	802
Deferred income taxes	596	(9,651)
Effect of changes in operating assets and liabilities:
Accounts receivable	(26,064)	(10,200)
Inventories	(70,691)	(1,790)
Prepaid expenses and other assets	(18,716)	(6,004)
Accounts payable and other liabilities	86,515	89,709
Net cash provided by operating activities	209,696	278,619

Cash flows from investing activities:
Capital expenditures	(182,525)	(83,398)
Acquisition of tradenames	(38,007)	—
Proceeds from sale of property, plant, and equipment	—	6
Net cash used in investing activities	(220,532)	(83,392)

Cash flows from financing activities:
Proceeds from senior notes	400,000	—
Payments of debt issue costs	(6,989)	(1,916)
Borrowings under revolving credit facility	—	2,500
Payments on revolving credit facility	—	(52,500)
Repurchase of common stock	(454,133)	—
Payment of contingent consideration	(14,721)	—
Dividends paid	(27,715)	—
Income tax benefit from stock-based compensation	11,040	2,760
Withholdings from vesting of restricted stock	(5,052)	(2,846)
Proceeds from exercise of stock options	12,912	5,685
Net cash used in financing activities	(84,658)	(46,317)

Effect of exchange rate changes on cash	(196)	(168)
Net (decrease) increase in cash and cash equivalents	(95,690)	148,742
Cash and cash equivalents, beginning of period	382,236	233,494
Cash and cash equivalents, end of period	$286,546	$382,236

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)

	Fiscal quarter ended December 28, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$322.4	$258.8	$73.4	$42.7	$0.78
Office consolidation costs (a)	—	(9.2)	9.2	5.8	0.11
Amortization of H.W. Carter and Sons tradenames	—	(6.3)	6.3	4.0	0.07
Costs to exit retail operations in Japan	1.1	(3.0)	4.1	2.6	0.05
Closure of distribution facility in Hogansville, GA	—	(0.9)	0.9	0.6	0.01
Revaluation of contingent consideration (b)	—	(0.5)	0.5	0.5	0.01
As adjusted (c)	$323.5	$238.9	$94.4	$56.2	$1.02

	Fiscal year ended December 28, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,095.4	$868.5	$264.2	$160.4	$2.75
Office consolidation costs (a)	—	(33.3)	33.3	21.0	0.36
Amortization of H.W. Carter and Sons tradenames	—	(13.6)	13.6	8.6	0.15
Costs to exit retail operations in Japan	1.1	(3.0)	4.1	2.6	0.04
Closure of distribution facility in Hogansville, GA	—	(1.9)	1.9	1.2	0.02
Revaluation of contingent consideration (b)	—	(2.8)	2.8	2.8	0.05
As adjusted (c)	$1,096.4	$813.9	$319.8	$196.5	$3.37

	Fiscal quarter ended December 29, 2012
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$289.9	$222.0	$78.4	$48.7	$0.81
Office consolidation costs (a)	—	(6.4)	6.4	4.0	0.07
Revaluation of contingent consideration (b)	—	(0.7)	0.7	0.7	0.01
Closure of distribution facility in Hogansville, GA	—	(0.4)	0.4	0.3	—
As adjusted (c)	$289.9	$214.6	$85.9	$53.7	$0.89

	Fiscal year ended December 29, 2012
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$937.9	$713.2	$262.0	$161.2	$2.69
Office consolidation costs (a)	—	(6.4)	6.4	4.0	0.07
Revaluation of contingent consideration (b)	—	(3.6)	3.6	3.6	0.06
Closure of distribution facility in Hogansville, GA	—	(3.1)	3.1	1.9	0.03
As adjusted (c)	$937.9	$700.1	$275.1	$170.7	$2.85

(a)	Costs associated with office consolidation including severance, relocation, accelerated depreciation and other charges.

(b)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(c)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding. Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)

	Fiscal quarter ended March 31, 2013
	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP):	$185.4	$66.9	$41.4	$0.69
Office consolidation costs (a)	(8.0)	8.0	5.1	0.09
Revaluation of contingent consideration (b)	(0.9)	0.9	0.9	0.02
Closure of distribution facility in Hogansville, GA	(0.6)	0.6	0.4	0.01
As adjusted (c):	$175.9	$76.4	$47.7	$0.79

(a)	Costs related to consolidating our Shelton, Connecticut and Atlanta, Georgia offices, as well as certain functions from our other offices, into a new headquarters facility in Atlanta, Georgia.

(b)	Revaluation of the contingent consideration liability associated with the Company's June 2011 acquisition of Bonnie Togs.

(c)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding. Certain prior year amounts have been reclassified for comparative purposes.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS

	For the fiscal quarters ended		For the fiscal years ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	53,777,662	58,344,635	56,931,216	58,217,503
Dilutive effect of equity awards	516,242	871,669	590,951	851,684
Diluted number of common and common equivalent shares outstanding	54,293,904	59,216,304	57,522,167	59,069,187

As reported on a GAAP Basis:
(dollars in thousands, except per share data)

Basic net income per common share:
Net income	$42,748	$48,692	$160,407	$161,150
Income allocated to participating securities	(586)	(632)	(2,144)	(2,095)
Net income available to common shareholders	$42,162	$48,060	$158,263	$159,055

Basic net income per common share	$0.78	$0.82	$2.78	$2.73

Diluted net income per common share:
Net income	$42,748	$48,692	$160,407	$161,150
Income allocated to participating securities	(581)	(625)	(2,126)	(2,072)
Net income available to common shareholders	$42,167	$48,067	$158,281	$159,078

Diluted net income per common share	$0.78	$0.81	$2.75	$2.69

As adjusted (a):
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$56,160	$53,669	$196,532	$170,717
Income allocated to participating securities	(772)	(696)	(2,634)	(2,219)
Net income available to common shareholders	$55,388	$52,973	$193,898	$168,498

Basic net income per common share	$1.03	$0.91	$3.41	$2.89

Diluted net income per common share:
Net income	$56,160	$53,669	$196,532	$170,717
Income allocated to participating securities	(766)	(689)	(2,610)	(2,194)
Net income available to common shareholders	$55,394	$52,980	$193,922	$168,523

Diluted net income per common share	$1.02	$0.89	$3.37	$2.85

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded approximately $13.4 million and $36.1 million in after-tax expenses from these results for quarter and fiscal year ended December 28, 2013, respectively. The Company has excluded approximately $5.0 million and $9.6 million in after-tax expenses from these results for the quarter and fiscal year ended December 29, 2012, respectively.